UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 13, 2006

Matrix Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 13, 2006, the Company appointed Benjamin C. Hirsh, age 49, as the Company’s chief accounting officer. Mr. Hirsh currently serves as the chief financial officer of the Company’s subsidiary, Matrix Capital Bank, and will continue to do so until his replacement is chosen. He joined the Company in November 2000 as director of internal audit and in October 2001, was promoted to chief financial officer of Matrix Capital Bank. He also serves as a director of Matrix Capital Bank, and holds the position of chief financial officer and financial and operations principal of First Matrix Investment Services, the broker/dealer subsidiary of the Company.

ITEM 8.01 OTHER EVENTS

On April 13, 2006, the Company issued a press release announcing the appointment of a chief accounting officer. A copy of this press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of businesses acquired. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Exhibits.

99.1	Press Release, dated April 13, 2006, about appointment of chief accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 19, 2006

MATRIX BANCORP, INC.

By:	/s/Theodore J. Abariotes
Name: Theodore J. Abariotes
Title: Senior Vice President and General Counsel